SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): January 22, 2004



                       CHICAGO BRIDGE & IRON COMPANY N.V.
             (Exact name of registrant as specified in its charter)



                                 The Netherlands
                 (State or other jurisdiction of incorporation)



       1-12815                                              N.A.
(Commission File Number)                      (IRS Employer Identification No.)

         Polarisavenue 31
         2132 JH Hoofddorp
         The Netherlands                                      N.A.
(Address of principal executive offices)                   (Zip Code)

       Registrant's telephone number, including area code: 31-23-568-5660

                                      N.A.
          (Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

     On January 22, 2004, CB&I announced a secondary public offering of approximately 6.1 million shares of its common stock. All of the shares are being offered by First Reserve Fund VIII, L.P. This offering will not increase the number of CB&I shares outstanding, and CB&I will not receive any proceeds from the offering. Credit Suisse First Boston LLC is acting as the sole underwriter for the offering. The shares are being sold pursuant to an effective shelf registration statement that was previously filed with the Securities and Exchange Commission.

Item 12. Results of Operations and Financial Condition

     The following information is furnished pursuant to Item 12, "Results of Operations and Financial Condition." The information under this Item in this Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

     a) On January 22, 2004, Chicago Bridge & Iron Company N.V. issued a press release reaffirming fourth quarter/full-year 2003 earnings guidance. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

     b)   Exhibit 99.1 - Company Press Release dated January 22, 2004.

Item 7. Financial Statements and Exhibits

     (c)  Exhibits

          Exhibit 99.2 - Company Press Release dated January 22, 2004.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         CHICAGO BRIDGE & IRON COMPANY N.V.
                                         By:  Chicago Bridge & Iron Company B.V.
                                         Its: Managing Director


Date:  January 22, 2004                  By: /s/ Gerald M. Glenn
                                             -----------------------------------
                                             Managing Director